    As filed with the Securities and Exchange Commission on February 24, 2000
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               DIVERSA CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                    22-3297375
  (State of Incorporation)                (I.R.S. Employer Identification No.

                           10665 Sorrento Valley Road
                               San Diego, CA 92121
                                 (858) 623-5106
                    (Address of principal executive offices)
                                  ____________

           1994 EMPLOYEE INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                           1997 EQUITY INCENTIVE PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                                  ____________

                                  Jay M. Short
                             Chief Executive Officer
                               DIVERSA CORPORATION
                           10665 Sorrento Valley Road
                               San Diego, CA 92121
                                 (858) 623-5106
                                  ____________

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ____________

                                   Copies to:
                          M. Wainwright Fishburn, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (808) 550-6000
                                  ____________

                                 CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                             Proposed Maximum   Proposed Maximum
 Title of Securities        Amount to be        Offering           Aggregate           Amount of
  to be Registered           Registered     Price per Share(1)  Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value   5,819,589 shares   $.4206 - $89.125    $255,144,056.44       $67,358.03
   $0.001 per share
=====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). Of the 5,819,589 shares registered hereby, 31,493 shares are reserved for issuance pursuant to the 1994 Employee Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"), 5,093,798 are reserved for issuance pursuant to the 1997 Equity Incentive Plan (the "1997 Plan"), 277,719 are reserved for issuance pursuant to the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and 416,579 shares are reserved for issuance pursuant to the 1999 Employee Stock Purchase Plan (the "ESPP"). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $.4206 to $.4897, the exercise price for 31,493 shares subject to outstanding options granted under the 1994 Plan, (b) the weighted average of $.4206 to $24.00, the exercise price for 2,988,920 shares subject to outstanding options granted under the 1997 Plan, (c) an exercise price of $24.00 per share for 83,313 shares subject to outstanding options granted under the Directors' Plan and (d) the average of the high and low sales prices of Registrant's Common Stock on February 23, 2000, as reported on the NASDAQ National Market for the remainder of the shares subject to the 1997 Plan, the Director Plan and the ESPP registered hereunder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by DIVERSA CORPORATION (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

    1.   The prospectus contained in the Form S-1 Registration Statement
(No. 333-92853) originally filed by the Registrant pursuant to Rule 424(b) with the Commission on December 16, 1999, as amended, containing audited financial statements for the Registrant's latest fiscal year, is hereby incorporated by reference into this Registration Statement.

    2. The description of the Registrant's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description is hereby incorporated by reference into this Registration Statement.

     The Registrant has not filed, and has not been required to file, any reports pursuant to Section 13 or 15(d) of the Exchange Act, as of the date hereof.

    All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                            DESCRIPTION OF SECURITIES

    Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

    The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

    The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

    At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

    The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                                    EXHIBITS

    EXHIBIT
    NUMBER
    ------
     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of Ernst & Young, LLP, Independent Auditors.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24.1       Power of Attorney is contained on the signature pages.

    99.1* 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended.

    99.2* Form of Stock Option Agreement under the 1994 Employee Incentive and Non-Qualified Stock Option Plan.

    99.3*      1997 Equity Incentive Plan.

    99.4* Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1997 Equity Incentive Plan.

    99.5*      1999 Non-Employee Directors' Stock Option Plan.

    99.6* Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

    99.7*      1999 Employee Stock Purchase Plan.
----------
 * Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-92853) originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

    1.  The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on February 23, 2000.


                                             DIVERSA CORPORATION


                                             By:/s/ KARIN EASTHAM
                                                -------------------------------
                                             Karin Eastham
                                             Senior Vice President, Finance and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAY M. SHORT and KARIN EASTHAM, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                            TITLE                        DATE
            ---------                            -----                        ----

/s/ JAY M. SHORT                  President, Chief Executive Officer    February 23, 2000
------------------------------    and Chief Technical Officer
Jay M. Short, Ph.D.


/s/ KARIN EASTHAM                 Senior Vice President, Finance and    February 23, 2000
------------------------------    Chief Financial Officer (Principal
Karin Eastham                     Financial and Accounting Officer)


/s/ JAMES H. CAVANAUGH            Director                              February 23, 2000
------------------------------
James H. Cavanaugh, Ph.D.

/s/ DANIEL T. CARROLL             Director                              February 23, 2000
------------------------------
Daniel T. Carroll

                                  Director                              February 23, 2000
------------------------------
Patricia M. Cloherty

/s/ DONALD D. JOHNSTON            Director                              February 23, 2000
------------------------------
Donald D. Johnston

/s/ MARK LESCHLY                  Director                              February 23, 2000
------------------------------
Mark Leschly

/s/ MELVIN I. SIMON               Director                              February 23, 2000
------------------------------
Melvin I. Simon

/s/ PETER JOHNSON                 Director                              February 23, 2000
------------------------------
Peter Johnson

                                  EXHIBIT INDEX

 EXHIBIT                                                                        SEQUENTIAL PAGE
  NUMBER                      DESCRIPTION                                           NUMBERS
  ------                      -----------                                           -------

   5.1    Opinion of Cooley Godward LLP.

  23.1    Consent of Ernst & Young, LLP, Independent Auditors.

  23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement.

  24      Power of Attorney is contained on the signature pages.

  99.1* 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended

  99.2*   Form of Stock Option Agreement under the 1994 Employee Incentive and
          Non-Qualified Stock Option Plan.

  99.3*   1997 Equity Incentive Plan.

  99.4* Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1997 Equity Incentive Plan.

  99.5*   1999 Non-Employee Directors' Stock Option Plan.

  99.6* Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

  99.7*   1999 Employee Stock Purchase Plan.

 ---------------
 * Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-92853) originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.